                                                                    Exhibit 99.1



                             JOINT FILING AGREEMENT

         JOINT FILING AGREEMENT, dated as of October 5, 2001, among Irvin L. Levy, Lester A. Levy, Sr., John I. Levy, Lester A. Levy, Jr., Robert M. Levy, Walter M. Levy and Ann Levy Cox (collectively, the "Reporting Persons").

         WHEREAS, each Reporting Person may be deemed to be a beneficial owner within the meaning of the Securities Exchange Act of 1934, as amended (the "Act"), for purposes of Section 13(d) of the Act of certain securities of NCH Corporation (the "Company"), a Delaware corporation; and

         WHEREAS, each Reporting Person desires to satisfy any filing obligations he may have under Section 13(d) of the 1934 Act by filing a single
Schedule 13D pursuant to such section.

         NOW, THEREFORE, in consideration of the mutual promises made herein and of the mutual benefits to be derived therefrom, the Reporting Persons agree as follows:

         1. To jointly file a Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Act, relating to the common stock of the Company and agree further to file any such amendments thereto as may become necessary unless and until such time as each Reporting Person shall give written notice to the other parties to this Agreement that he wishes to file a separate Schedule 13D relating to the shares of the Company common stock, provided that each person on whose behalf the Schedule 13D or any amendment is filed is responsible for the timely filing of such Schedule 13D and any amendments thereto necessitated by the actions or intentions of such person and for the completeness and accuracy of the information pertaining to him and his actions and intentions.

         2. To designate Robert M. Levy as the Reporting Person who shall be authorized to receive all notices and other communication under this Agreement on behalf of all the Reporting Persons. All such communication shall be delivered as follows:

                  NCH Corporation
                  Robert M. Levy
                  2727 Chemsearch Boulevard
                  Irving, Texas  75062

         This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                             /s/ Irvin L. Levy
                                             -----------------------------------
                                             Irvin L. Levy


                                             /s/ Lester A. Levy, Sr.
                                             -----------------------------------
                                             Lester A. Levy, Sr.


                                             /s/ John I. Levy
                                             -----------------------------------
                                             John I. Levy


                                             /s/ Robert M. Levy
                                             -----------------------------------
                                             Robert M. Levy


                                             /s/ Lester A. Levy, Jr.
                                             -----------------------------------
                                             Lester A. Levy, Jr.


                                             /s/ Walter M. Levy
                                             -----------------------------------
                                             Walter M. Levy


                                             /s/ Ann Levy Cox
                                             -----------------------------------
                                             Ann Levy Cox


                                       2